UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 19, 2014

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	27-2166630 (IRS Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-192634-03 (Commission File No.)	27-2812840 (IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On December 19, 2014 (the “Closing Date”), Spectrum Brands, Inc. (the “Company”), a wholly owned subsidiary of SB/RH Holdings, LLC, which is a wholly owned subsidiary of Spectrum Brands Holdings, Inc., entered into a new term loan facility in an aggregate principal amount of €150 million (the “New Term Loans”) pursuant to its Credit Agreement dated as of December 17, 2012 with Deutsche Bank AG, as administrative agent, lenders party thereto from time to time and certain other parties party thereto (as amended and restated, amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Company intends to use the proceeds from the New Term Loans to repay certain amounts drawn under its revolving credit facility, to fund a planned acquisition and for general corporate purposes, which may include, among other things, working capital needs, the refinancing of existing indebtedness, the expansion of our business and possible future acquisitions.  All outstanding amounts of the New Term Loans will bear interest at a rate per annum equal to the EURIBOR rate (with a floor of 0.75% per annum) plus a margin equal to 3.00% per annum.  The issue price for the New Term Loans is 99.75% of the principal amount thereof.  The New Term Loans will mature on the seventh anniversary of the Closing Date, provided, however, that if the aggregate outstanding principal amount of all of the Company’s 6.750% Notes due 2020 (the “6.750% Notes”) and 6.375% Notes due 2020 (the “6.375% Notes”) (and refinancing indebtedness in respect thereof that has a final scheduled maturity or requires amortization or repayment on or prior to original maturity) is not repaid or defeased in full by the earlier of the date that is either (x) in the case of the 6.750% Notes, 91 days prior to the maturity of the 6.750% Notes and (y) in the case of the 6.375% Notes, 91 days prior to the maturity of the 6.375% Notes, the New Term Loans shall mature on such date.

Any voluntary prepayment of the New Term Loans in connection with a repricing transaction within the first six months of incurrence will be subject to a 1% premium.  The New Term Loans will amortize annually in an aggregate amount equal to 1% of the original principal amount thereof in four equal quarterly installments, with the remaining amount to be paid at maturity.

Except as noted above, the New Term Loans have the same terms as those applicable to the tranche C term loans outstanding under the Credit Agreement, including, without limitation, with respect to guaranty, collateral, amortization, mandatory prepayments, voluntary prepayments, covenants and events of default.  For information about such tranche C term loans, see Spectrum Brands’ Current Report on Form 8-K filed on September 4, 2013.

This summary does not purport to be complete and is qualified in its entirety by reference to the Term Loan Commitment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Interested parties should read the Term Loan Commitment Agreement in its entirety.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01             Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Term Loan Commitment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated:  December 19, 2014